UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 16, 2016, we have entered into a second amended and restated employment agreement with each of Dr. J. Mario Molina, our chief executive officer and president, and John C. Molina, our chief financial officer.

The amended employment agreements removed the Internal Revenue Code Section 280G gross-up provision. Instead of receiving a gross-up, the executive would be subject to an automatic reduction in his change in control payments if doing so results in a greater after-tax payment to the executive than he would have received if he had accepted the full payments and paid the excise tax.

The amended employment agreements provide that all amounts payable thereunder are subject to our claw back policy, to the extent applicable.

In addition, the severance provision has been changed to provide for the payment of 400% of the executive’s base salary then in effect upon his termination without cause or resignation for good reason. The executives remain eligible for a prorated “termination bonus” upon a termination without cause or for good reason, and the “termination amounts” have been increased to 150% of base salary for Dr. Molina and 125% of base salary for John Molina. The balance of the severance payments made upon a termination without cause or for good reason remain unchanged from the executives’ previous form of employment agreement, including accelerated vesting of previously granted equity compensation and a cash payment of $65,000 representing 18 months’ worth of continuing health and welfare benefits. Payment of severance benefits is contingent upon the executive’s signing a release agreement waiving claims against us.

The employment agreements provide that if an executive’s employment is terminated without cause or is terminated by the executive for good reason within two years following a change of control, the Company will provide the executive as a severance payment with four times the executive’s annual base salary, plus the prorated “termination bonus,” a cash payment of $135,000 representing 36 months’ worth of continuing health and welfare benefits, accelerated vesting of all unassumed and unvested equity compensation upon a change in control and accelerated vesting of previously granted equity compensation.

Unless terminated, the employment agreements are automatically renewed on an annual basis. The employment agreements no longer terminate automatically when the executive reaches age 65. Effective for fiscal year 2016, Dr. Molina’s annual salary has been increased to $1,170,000, and John Molina’s annual salary shall remain at $878,000.

The foregoing description of the amended and restated employment agreements is qualified in its entirety by the text of the agreements, copies of which are filed as Exhibits 10.1, and 10.2, respectively, to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement with Dr. J. Mario Molina, dated March 16, 2016.

10.2	Second Amended and Restated Employment Agreement with John C. Molina dated March 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: March 16, 2016	By	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement with Dr. J. Mario Molina, dated March 16, 2016.

10.2	Second Amended and Restated Employment Agreement with John C. Molina dated March 16, 2016.